The Bond Fund of America
June 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$156,409
Class B	$284
Class C	$5,697
Class F-1	$5,699
Class F-2	$15,734
Total	$183,823
Class 529-A	$7,042
Class 529-B	$22
Class 529-C	$1,309
Class 529-E	$320
Class 529-F-1	$656
Class R-1	$205
Class R-2	$2,485
Class R-2E	$25
Class R-3	$4,500
Class R-4	$4,362
Class R-5	$2,088
Class R-5E*	$-
Class R-6	$29,505
Total	$52,519
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.1040
Class B	$0.0550
Class C	$0.0530
Class F-1	$0.1019
Class F-2	$0.1196
Class 529-A	$0.0980
Class 529-B	$0.0474
Class 529-C	$0.0492
Class 529-E	$0.0846
Class 529-F-1	$0.1126
Class R-1	$0.0561
Class R-2	$0.0581
Class R-2E	$0.0788
Class R-3	$0.0850
Class R-4	$0.1047
Class R-5	$0.1237
Class R-5E	$0.1129
Class R-6	$0.1266
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,542,128
Class B	3,688
Class C	107,023
Class F-1	57,647
Class F-2	149,537
Total	1,860,023
Class 529-A	73,038
Class 529-B	343
Class 529-C	26,782
Class 529-E	3,830
Class 529-F-1	6,015
Class R-1	3,529
Class R-2	42,042
Class R-2E	404
Class R-3	53,118
Class R-4	42,481
Class R-5	11,539
Class R-5E	1
Class R-6	259,300
Total	522,422
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$13.12
Class B	$13.12
Class C	$13.12
Class F-1	$13.12
Class F-2	$13.12
Class 529-A	$13.12
Class 529-B	$13.12
Class 529-C	$13.12
Class 529-E	$13.12
Class 529-F-1	$13.12
Class R-1	$13.12
Class R-2	$13.12
Class R-2E	$13.12
Class R-3	$13.12
Class R-4	$13.12
Class R-5	$13.12
Class R-5E	$13.12
Class R-6	$13.12
* Amount less than one thousand